Exhibit 3.30
RESTATED ARTICLES OF ORGANIZATION
OF
GENESEE HOLDINGS II, LLC
UNDER SECTION 214 OF THE NEW YORK LIMITED LIABILITY COMPANY LAW
These Amended and Restated Articles of Organization (these “Restated Articles of Organization”) of Genesee Holdings II, LLC (the “Company”) have been duly executed by the sole member of the Company and are being filed by the undersigned in accordance with the provisions of Section 214 of the New York Limited Liability Company Law to amend and restate the existing Articles of Organization of the Company (the “Articles”).
The undersigned hereby certifies as follows:
1.The name of the Company is Genesee Holdings II, LLC.
2.The date of the filing of the initial Articles of Organization of the Company with the Secretary of State of the State of New York is September 3, 2019.
3.The Articles are hereby amended to:
(i)delete item Second of the Articles (stating the purpose of the Company) in its entirety;
(ii)renumber item Third of the Articles (the county, within this state in which the office of the Company is located) as item Second of the Articles;

(iii)renumber item Fourth of the Articles (designating the Secretary of State as agent of the company) as item Third of the Articles; and

(iv)delete item Fifth of the Articles (management of the Company) in its entirety.

4.The Articles as so amended are hereby restated in their entirety as follows:
FIRST:        The name of the Company is “Genesee Holdings II, LLC”.
SECOND:    The county within this state in which the office of the Company is to be located is: Erie.
THIRD:    The Secretary of State of the State of New York is designated as agent of the Company upon whom process against it may be served. The post office address to which the Secretary of State of the State of New York shall mail a copy of any process against the Company served upon him or her is: 4455 Genesee Street, Buffalo, NY 14225.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has subscribed these Restated Articles of Organization as of the 5th day of June, 2023.

Calspan Holdings, LLC, a New York limited liability company, as the sole member
By: /s/ Liza Sabol
Name: Liza Sabol
Title: Authorized Person
[Signature Page to Restated Articles of Organization – Genesee Holdings II, LLC]